Exhibit 99.1

Investor Relations Contacts:

Keith Terreri, Vice President - Finance & Treasurer

Jim Mathias, Director – Investor Relations

214-570-4641

investor_relations@metropcs.com

MetroPCS Reports Third Quarter 2010 Results

Record Third Quarter Adjusted EBITDA and Strong Net Subscriber Additions

Third Quarter 2010 Highlights Include:

•	Third quarter net subscriber additions of 223 thousand, an increase of 237% over third quarter 2009

•	Quarterly consolidated total revenues of $1.0 billion, an increase of 14% over third quarter of 2009

•	Quarterly consolidated Adjusted EBITDA of $315 million, an increase of approximately 16% over third quarter of 2009

•	Quarterly consolidated churn of 3.8%, down 200bps from 5.8% for the third quarter 2009

•	Quarterly net income of $77 million, an increase of 5% over third quarter of 2009, and EPS of $0.22 compared to EPS of $0.21 in the third quarter of 2009

DALLAS (November 4, 2010) – MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of unlimited, flat-rate wireless communications service with no annual contract, today announced financial and operational results for the quarter ended September 30, 2010. MetroPCS reported growth in quarterly consolidated Adjusted EBITDA of approximately 16% over the third quarter 2009 and finished the third quarter 2010 with approximately 7.9 million subscribers.

“Strong third quarter subscriber growth and double-digit year over year increases in Adjusted EBITDA and service revenues demonstrate our continued focus on execution. Wireless for All plans drove lower year over year churn of 3.8% and also resulted in net subscriber growth of over 1.2 million subscribers during the first nine months of this year. Strong operating metrics over the first nine months of this year combined with effective expense management, resulted in solid revenue and Adjusted EBITDA growth compared to the third quarter 2009,” said Roger D. Linquist, Chairman, President and Chief Executive Officer of MetroPCS.

“We successfully introduced the first commercial 4G LTE service in the U.S. in both our Las Vegas and Dallas/Ft. Worth metropolitan areas in the third quarter, and most recently introduced 4G LTE service in our Detroit, Los Angeles and Philadelphia metropolitan areas. We believe 4G LTE is a transformative wireless network technology and we plan additional initial 4G LTE launches in our remaining markets during the balance of 2010 and into early 2011. With our 4G LTE service offerings, expanding national coverage, and our compelling handset line-up, which includes Smartphones, our pay-in-advance subscribers have an experience that is equivalent to that which will be enjoyed by traditional post-pay customers.

“Our Wireless for All unlimited text/talk/Web tax-inclusive plans provide unparalleled value for the U.S. consumer. Consumers are demanding Smartphones and QWERTY handsets and we believe our current and future planned handset line-up makes us well-positioned to meet this demand. With our continuing growth, continued focus on maintaining our world class cost structure, and the upgrade of our networks to 4G LTE networks, we believe we are very well-positioned as a full service mobile broadband wireless provider. Our focus continues to be generating substantial free cash flow and building long term value for our shareholders,” Linquist concluded.

Key Consolidated Financial and Operating Metrics

(in millions, except percentages, per share, per subscriber and subscriber amounts)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Service revenues	$942	$812	$2,718	$2,306
Total revenues	$1,021	$896	$3,004	$2,551
Income from operations	$208	$158	$512	$405
Net income	$77	$74	$180	$144
Diluted net income per common share	$0.22	$0.21	$0.50	$0.40
Consolidated Adjusted EBITDA(1)	$315	$272	$861	$705
Consolidated Adjusted EBITDA as a percentage of service revenues	33.4%	33.5%	31.7%	30.6%

ARPU(1)	$39.69	$41.08	$39.78	$40.68
CPGA(1)	$160.54	$153.94	$155.80	$148.27
CPU(1)	$18.47	$17.27	$18.38	$16.93
Churn-Average Monthly Rate	3.8%	5.8%	3.6%	5.5%

Consolidated Subscribers
End of Period	7,857,384	6,322,269	7,857,384	6,322,269
Net Additions	223,249	66,157	1,217,860	955,436
Penetration of Covered POPs(2)	8.1%	7.1%	8.1%	7.1%

(1)	For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of non-GAAP Financial Measures” included at the end of this release.
(2)	Number of covered POPs covered by MetroPCS Communications, Inc. network increased 7 million from 9/30/09 to 9/30/10.

Quarterly Consolidated Results

•	Consolidated service revenues of $942 million for the third quarter, an increase of approximately $130 million, or 16%, when compared to the prior year’s third quarter.

•	Income from operations increased $50 million, or 31%, for the quarter ended September 30, 2010 when compared to the prior year’s third quarter.

•	Net income for the quarter increased $3 million, or 5%, for the quarter ended September 30, 2010 when compared to the prior year’s third quarter.

•	Consolidated Adjusted EBITDA of $315 million increased by $43 million, or 16%, when compared to the same period in the previous year.

•

Average revenue per user (ARPU) of $39.69 for the third quarter of 2010 represents a decrease of $1.39 when compared to the third quarter of 2009. The decrease in ARPU was primarily attributable to our Wireless for All service plans which include all applicable taxes and regulatory fees.

•	The Company’s cost per gross addition (CPGA) of $160.54 for the third quarter of 2010 represents an increase of $6.60 when compared to the prior year’s third quarter.

•

Cost per user (CPU) increased to $18.47 in the third quarter of 2010, or approximately 7%, when compared to the third quarter of 2009. The increase in CPU is primarily driven by the increase in handset subsidies on existing customers and the inclusion of regulatory fees in our Wireless for All service plans.

•

Churn decreased 200 basis points from 5.8% to 3.8%, when compared to the third quarter of 2009. The decrease in churn was primarily driven by acceptance of our Wireless for All service plans including a decline in false churn as we no longer offer the first month of service for free.

Effective January 1, 2010, in accordance with the provisions of Accounting Standards Codification 280 “Segment Reporting,” the Company now aggregates its thirteen operating segments into one reportable segment.

MetroPCS Conference Call Information

MetroPCS Communications, Inc. will host a conference call to discuss its Third Quarter 2010 Earnings Results at 9:00 a.m. Eastern Daylight Time (EDT) on Thursday, November 4, 2010.

Date:	Thursday, November 4, 2010
Time:	9:00 a.m. EDT
Call-in Numbers:	Toll free: 888-464-7607
International:	706-634-9318
Participant Passcode:	11367723

Please plan on accessing the conference call ten minutes prior to the scheduled start time.

The conference call will be broadcast live via the Company’s Investor Relations website at investor.metropcs.com. A replay of the webcast will be available on the website beginning at approximately 12:30 p.m. EDT on November 4, 2010.

A replay of the conference call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 800-642-1687 (toll free) or 706-645-9291 (International). The passcode required to listen to the replay is 11367723.

To automatically receive MetroPCS financial news by e-mail, please visit the Investor Relations portion of the MetroPCS website, investor.metropcs.com, and subscribe to E-mail Alerts.

All registered marks, including but not limited to, Wireless for All, are registered service marks of MetroPCS Wireless, Inc. All rights reserved. All other company and product names mentioned may be trademarks or registered marks of the respective companies with which they are associated.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no annual contract. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served and has access to licenses covering a population of approximately 146 million people in many of the largest metropolitan areas in the United States. As of September 30, 2010, MetroPCS had approximately 7.9 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs, opinions and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our competitive position, the transformative nature of 4G LTE, our planned launch of 4G in the second half of 2010 and early 2011, the strength of our handset line-up, the comparability of our offerings to the competition, the experience our customers will have on our service, the value of our tax-inclusive plans, our positioning with regard to market and competitive challenges, and possible or assumed future results of operations, and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, outcomes of litigation and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements, are based on reasonable assumptions at the time they are made, including our current expectations, plans, beliefs, opinions and assumptions in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times, and many of these factors are beyond our control. Forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the highly competitive nature of our industry;

•	our ability to maintain our cost structure;

•	our and our competitors’ current and planned promotions, marketing and sales initiatives and our ability to respond and support them;

•	our ability to negotiate and maintain acceptable roaming arrangements;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•	increases or changes in taxes and regulatory fees;

•	the current economic environment in the United States and the state of the capital markets in the United States;

•	our exposure to counterparty risk in our financial agreements;

•	our ability to meet the demands and expectations of our customers, to maintain adequate customer care and manage our churn rate;

•	our ability to achieve planned growth and churn rates;

•	our ability to manage our rapid growth, train additional personnel and maintain our financial and disclosure controls and procedures;

•	our ability to secure the necessary products, services, applications, content, and network infrastructure equipment;

•	our ability to obtain spectrum, or obtain it at reasonable prices or terms when we need it;

•	the rapid technological changes in our industry and the ability of our suppliers to develop and provide us with technological developments we need to remain competitive;

•	our ability to respond to technology changes, and to maintain and upgrade our networks and business systems;

•	our deployment of new technologies such as LTE in our networks and its success and our ability to offer new services using such new technology;

•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;

•	governmental regulation affecting our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts and the limitations imposed by the covenants in our indebtedness;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management;

•	our reliance on third parties to provide distribution, products, software and services that are integral to our business;

•	the performance of our suppliers and other third parties on whom we rely; and

•

other factors described or referenced from time to time in our annual report on Form 10-K, for the year ended December 31, 2009 filed on March 1, 2010, as well as subsequent quarterly reports on Form 10-Q, or periodic reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC’s website http://www.sec.gov, from the Company’s website at www.metropcs.com under the investor relations tab, or from the Company by contacting the Investor Relations department.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements, which are based on current assumptions and expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement to reflect events after the date of this release, except as required by law. The results for the third quarter of 2010 may not be reflective of results for the year or any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share information)

(Unaudited)

	September 30, 2010	December 31, 2009
CURRENT ASSETS:
Cash and cash equivalents	$889,784	$929,381
Short-term investments	1,012,632	224,932
Inventories, net	126,201	147,401
Accounts receivable (net of allowance for uncollectible accounts of $2,462 and $2,045 at September 30, 2010 and December 31, 2009, respectively)	46,737	51,536
Prepaid expenses	60,043	48,353
Deferred charges	63,677	59,414
Deferred tax assets	5,959	1,948
Other current assets	40,721	28,426

Total current assets	2,245,754	1,491,391

Property and equipment, net	3,423,533	3,252,213
Restricted cash and investments	13,632	15,438
Long-term investments	6,319	6,319
FCC licenses	2,490,629	2,470,181
Other assets	140,746	150,475

Total assets	$8,320,613	$7,386,017

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$418,873	$558,366
Current maturities of long-term debt	20,446	19,326
Deferred revenue	198,128	187,654
Current portion of cash flow hedging derivatives	18,015	24,157
Other current liabilities	33,546	7,966

Total current liabilities	689,008	797,469

Long-term debt, net	4,314,105	3,625,949
Deferred tax liabilities	631,969	512,306
Deferred rents	95,950	80,487
Other long-term liabilities	82,916	81,664

Total liabilities	5,813,948	5,097,875

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at September 30, 2010 and December 31, 2009	0	0
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 354,362,405 and 352,711,263 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	35	35
Additional paid-in capital	1,673,934	1,634,754
Retained earnings	844,557	664,693
Accumulated other comprehensive loss	(10,275)	(11,340)
Less treasury stock, at cost, 209,633 and no treasury shares at September 30, 2010 and December 31, 2009, respectively	(1,586)	0

Total stockholders’ equity	2,506,665	2,288,142

Total liabilities and stockholders’ equity	$8,320,613	$7,386,017

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share information)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
REVENUES:
Service revenues	$942,251	$812,340	$2,717,671	$2,305,888
Equipment revenues	78,538	83,253	286,156	244,646

Total revenues	1,020,789	895,593	3,003,827	2,550,534

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $99,706, $88,232, $290,532 and $240,803, shown separately below)	313,688	298,288	906,508	812,596
Cost of equipment	256,265	199,092	805,357	651,511
Selling, general and administrative expenses (excluding depreciation and amortization expense of $14,098, $10,745, $40,374 and $31,294, shown separately below)	147,431	138,460	465,940	417,191
Depreciation and amortization	113,804	98,977	330,906	272,097
(Gain) loss on disposal of assets	(18,333)	2,569	(16,461)	(8,328)

Total operating expenses	812,855	737,386	2,492,250	2,145,067

Income from operations	207,934	158,207	511,577	405,467

OTHER EXPENSE (INCOME):
Interest expense	65,726	70,391	198,710	199,358
Interest income	(497)	(855)	(1,353)	(2,120)
Other expense (income), net	462	397	1,396	1,407
Loss on extinguishment of debt	15,590	0	15,590	0
Impairment loss on investment securities	0	374	0	1,827

Total other expense	81,281	70,307	214,343	200,472

Income before provision for income taxes	126,653	87,900	297,234	204,995

Provision for income taxes	(49,366)	(14,350)	(117,370)	(61,276)

Net income	$77,287	$73,550	$179,864	$143,719

Other comprehensive income:
Unrealized gains on available-for-sale securities, net of tax	137	776	261	665
Unrealized losses on cash flow hedging derivatives, net of tax	(3,355)	(8,570)	(13,573)	(12,197)
Reclassification adjustment for gains on available-for-sale securities included in net income, net of tax	(74)	(147)	(207)	(167)
Reclassification adjustment for losses on cash flow hedging derivatives included in net income, net of tax	2,780	8,939	14,584	23,777

Total other comprehensive income	(512)	998	1,065	12,078

Comprehensive income	$76,775	$74,548	$180,929	$155,797

Net income per common share:
Basic	$0.22	$0.21	$0.51	$0.41

Diluted	$0.22	$0.21	$0.50	$0.40

Weighted average shares:
Basic	353,954,532	352,182,656	353,342,910	351,732,660

Diluted	356,423,216	355,359,436	355,593,779	356,511,560

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the nine months ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$179,864	$143,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	330,906	272,097
Provision for uncollectible accounts receivable	38	191
Deferred rent expense	15,648	17,765
Cost of abandoned cell sites	1,450	6,148
Stock-based compensation expense	35,103	35,767
Non-cash interest expense	10,049	8,176
Gain on disposal of assets	(16,461)	(8,328)
Loss on extinguishment of debt	15,590	0
Gain on sale of investments	(340)	(272)
Impairment loss on investment securities	0	1,827
Accretion of asset retirement obligations	2,772	3,716
Other non-cash expense	1,455	1,168
Deferred income taxes	114,105	85,070
Changes in assets and liabilities:
Inventories, net	21,199	67,831
Accounts receivable, net	4,761	(13,305)
Prepaid expenses	(11,885)	(22,123)
Deferred charges	(4,263)	11,121
Other assets	15,730	9,565
Accounts payable and accrued expenses	(50,921)	171,442
Deferred revenue	10,474	12,438
Other liabilities	4,117	(24,599)

Net cash provided by operating activities	679,391	779,414

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(547,943)	(636,522)
Change in prepaid purchases of property and equipment	60,348	(10,211)
Proceeds from sale of property and equipment	7,643	4,836
Purchase of investments	(1,174,773)	(374,227)
Proceeds from maturity of investments	387,500	150,000
Changes in restricted cash and investments	1,262	(13,112)
Acquisitions of FCC licenses	(3,686)	(16,567)
Proceeds from exchange of FCC licenses	0	949

Net cash used in investing activities	(1,269,649)	(894,854)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	(78,765)	(100,368)
Proceeds from senior note offerings	992,770	492,250
Debt issuance costs	(24,250)	(11,925)
Repayment of debt	(12,000)	(12,000)
Retirement of 91/4 % Senior Notes	(327,529)	0
Payments on capital lease obligations	(2,923)	(2,680)
Purchase of treasury stock	(1,586)	0
Proceeds from exercise of stock options	4,944	7,793

Net cash provided by financing activities	550,661	373,070

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(39,597)	257,630
CASH AND CASH EQUIVALENTS, beginning of period	929,381	697,948

CASH AND CASH EQUIVALENTS, end of period	$889,784	$955,578

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, and cost per user, or CPU, are non-GAAP financial measures utilized by the Company’s management to judge the Company’s ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company’s operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile non-GAAP financial measures with the Company’s financial statements presented in accordance with GAAP.

ARPU — The Company utilizes ARPU to evaluate per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of pass through charges that the Company collects from its customers and remits to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. ARPU for the nine months ended September 30, 2010 includes approximately $0.8 million and ARPU for the three and nine months ended September 30, 2009 includes approximately $12.5 million and $37.2 million, respectively, that would have been recognized as service revenues but were classified as equipment revenues because the consideration received from customers was less than the fair value of promotionally priced handsets. The following table shows the calculation of ARPU for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands, except average number of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$942,251	$812,340	$2,717,671	$2,305,888
Add:
Impact to service revenues of promotional activity	—	12,481	778	37,209
Less:
Pass through charges	(21,270)	(48,030)	(69,204)	(125,314)

Net service revenues	$920,981	$776,791	$2,649,245	$2,217,783

Divided by: Average number of customers	7,734,525	6,303,075	7,398,960	6,058,007

ARPU	$39.69	$41.08	$39.78	$40.68

CPGA — The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover customer acquisition costs. This measure also allows management to compare the Company’s average acquisition costs per new customer to those of other wireless providers. Equipment revenues related to new customers, adjusted for the impact to service revenues of promotional activity, are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the Company’s acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands, except gross customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$73,380	$72,968	$248,721	$222,146
Less: Equipment revenues	(78,538)	(83,253)	(286,156)	(244,646)
Add: Impact to service revenues of promotional activity	—	12,481	778	37,209
Add: Equipment revenue not associated with new customers	54,201	38,742	171,905	121,786
Add: Cost of equipment	256,265	199,092	805,357	651,511
Less: Equipment costs not associated with new customers	(128,016)	(62,041)	(376,137)	(198,523)

Gross addition expenses	$177,292	$177,989	$564,468	$589,483

Divided by: Gross customer additions	1,104,350	1,156,242	3,623,113	3,975,625

CPGA	$160.54	$153.94	$155.80	$148.27

CPU — The Company utilizes CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company’s business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. The Company believes investors use CPU primarily as a tool to track changes in the Company’s non-selling cash costs over time and to compare the Company’s non-selling cash costs to those of other wireless providers, although other wireless carriers may calculate this measure differently. CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition, divided by the sum of the average monthly number of customers during such period. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands, except average number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$313,688	$298,288	$906,508	$812,596
Add: General and administrative expense	74,051	65,492	217,219	195,045
Add: Net loss on equipment transactions unrelated to initial customer acquisition	73,815	23,299	204,232	76,737
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(11,770)	(12,426)	(35,103)	(35,767)
Less: Pass through charges	(21,270)	(48,030)	(69,204)	(125,314)

Total costs used in the calculation of CPU	$428,514	$326,623	$1,223,652	$923,297

Divided by: Average number of customers	7,734,525	6,303,075	7,398,960	6,058,007

CPU	$18.47	$17.27	$18.38	$16.93

The Company’s senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS minus interest and other income and non-cash items increasing consolidated net income. The Company considers Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to the Company’s ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. The Company presents Adjusted EBITDA because covenants in its senior secured credit facility contain ratios based on this measure. Other wireless carriers may calculate consolidated Adjusted EBITDA differently. If the Company’s Adjusted EBITDA were to decline below certain levels, covenants in the Company’s senior secured credit facility that are based on Adjusted EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under the Company’s senior secured credit facility. The Company’s maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under the senior secured credit facility use the senior secured leverage ratio to measure the Company’s ability to meet its obligations on its senior secured debt by comparing the total amount of such debt to its Adjusted EBITDA, which the Company’s lenders use to estimate its cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by the senior secured credit facility. In addition, consolidated Adjusted EBITDA is also utilized, among other measures, to determine management’s compensation under their annual cash performance awards. Adjusted EBITDA is not a measure calculated in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful than cash flows from operating activities, as determined in accordance with GAAP.

The following table shows the calculation of our consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, for the three and nine months ended September 30, 2010 and 2009.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands)
Calculation of Consolidated Adjusted EBITDA:
Net income	$77,287	$73,550	$179,864	$143,719
Adjustments:
Depreciation and amortization	113,804	98,977	330,906	272,097
(Gain) loss on disposal of assets	(18,333)	2,569	(16,461)	(8,328)
Stock-based compensation expense (1)	11,770	12,426	35,103	35,767
Interest expense	65,726	70,391	198,710	199,358
Interest income	(497)	(855)	(1,353)	(2,120)
Other expense (income), net	462	397	1,396	1,407
Impairment loss on investment securities	—	374	—	1,827
Loss on extinguishment of debt	15,590	—	15,590	—
Provision for income taxes	49,366	14,350	117,370	61,276

Consolidated Adjusted EBITDA	$315,175	$272,179	$861,125	$705,003

(1)	Represents a non-cash expense, as defined by our senior secured credit facility.

In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in our senior secured credit facility, to cash flows from operating activities for the three and nine months ended September 30, 2010 and 2009.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$341,940	$313,421	$679,391	$779,414
Adjustments:
Interest expense	65,726	70,391	198,710	199,358
Non-cash interest expense	(3,637)	(3,019)	(10,049)	(8,176)
Interest income	(497)	(855)	(1,353)	(2,120)
Other expense (income), net	462	397	1,396	1,407
Other non-cash expense	(492)	(395)	(1,455)	(1,168)
Recovery of (provision for) uncollectible accounts receivable	19	(80)	(38)	(191)
Deferred rent expense	(4,733)	(5,876)	(15,648)	(17,765)
Cost of abandoned cell sites	(547)	(1,541)	(1,450)	(6,148)
Gain on sale of investments	123	241	340	272
Accretion of asset retirement obligations	(1,487)	(1,320)	(2,772)	(3,716)
Provision for income taxes	49,366	14,350	117,370	61,276
Deferred income taxes	(48,405)	(40,072)	(114,105)	(85,070)
Changes in working capital	(82,663)	(73,463)	10,788	(212,370)

Consolidated Adjusted EBITDA	$315,175	$272,179	$861,125	$705,003